SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
-----------------------
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (D) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): May 10, 2004

Life Partners Holdings, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-7900	74-2962475
(State or other jurisdiction of File Number)	(Commission incorporation)	(IRS EmployerIdentification No.)

204 Woodhew, Waco, Texas 76712

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (254) 751-7797

Item 8.01 - Other Events.

On January 14, 2005, Life Partners Holdings, Inc. issued a press release announcing third quarter and nine month results of operations.

Item 9.01 Financial Statements and Exhibits

     (c)  Exhibits

           99.1 Press release dated January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS HOLDINGS, INC.

Date: January 18, 2005	By:	/s/Nina Piper
Nina Piper
Principal Accounting Officer

EXHIBIT INDEX

Exhibit 99.1 Press Release January 14, 2005

Exhibit 99.1
Page 1 of 1 Page

LIFE PARTNERS HOLDINGS, INC. REPORTS
THIRD QUARTER AND NINE MONTH RESULTS

Waco,

Waco, Texas -- (Business Wire) -- January 14, 2005 - LIFE PARTNERS HOLDINGS, INC. (NASDAQ: LPHI) today announced a 46% increase in net income of $563,000 or $0.06 per share on revenues of $3.9 million for the quarter ended November 30, 2004, compared to net income of $386,000 or $0.04 per share on revenues of $ 3.1 million for the same period last year.

For the nine months ended November 30, 2004, net income was $2.6 million or $0.27 per share on revenues of $15 million. This compares to net income of $1.7 million or $0.18 per share on revenues of just over $11.0 million for the same period last year.

In addition, total business volume for nine months of operations was $51.5 million compared to a total business volume of $28.0 million for the same period last year. Total business volume is the total face amount of insurance policies purchased by LPHI for its worldwide base of clients.

LPHI Chairman Brian Pardo commented, "Although we are pleased with our substantial growth in net income over last year, we realize that our earnings this quarter fell well short of analysts’ estimates. This was due, in large part, to an unanticipated delay in purchasing by a major German institutional client.

The adverse affect on our earnings growth may continue into the fourth fiscal quarter as well. Although we are predicting substantial earnings growth in the fourth quarter, despite the problems with the German market. Further, we expect to be realigned with analysts’ estimates by our first fiscal quarter beginning March 1, 2005."

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, and the value of our new contract signings, backlog and business pipeline, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact:
Life Partners Holdings, Inc., Waco
Shareholder Relations, 800/368-5569
e-mail: info@lifepartnersinc.com